UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2020
STERIS plc
(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Sir John Rogerson’s Quay
Dublin 2, Ireland, D02 R296
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+353	1232 2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	STE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Conditions.
On August 3, 2020, STERIS plc (the “Company”) issued a press release announcing financial results for the three month period ended June 30, 2020. A copy of this press release is attached hereto as Exhibit 99.1.
The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Company’s Board of Directors increased the number of Directors currently serving from eight to nine members on July 28, 2020, and appointed Christopher Holland to serve as Director effective as of that date.
Mr. Holland most recently served as Senior Vice President and Chief Financial Officer at C.R. Bard prior to its 2017 acquisition by Becton, Dickinson and Company. Previously Mr. Holland served as Senior Vice President of Finance and Treasurer at Aramark, and spent fifteen years at JPMorgan Chase & Co., ultimately in the role of Vice President and Medical Device Sector Head, Investment Banking. Mr. Holland also serves on the Board of Jabil Inc. and is a member of its Audit and Cybersecurity Committees.
Mr. Holland will serve on the Audit and the Compensation and Organization Development Committees of the Company’s Board.
Mr. Holland will receive the $290,000 annual retainer fee payable to all Company Directors (other than the Chairman) later in August. This fee will be payable partially in cash and partially in career restricted stock units.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Company’s 2020 Annual General Meeting of Shareholders (“Meeting”) held on July 28, 2020, shareholders voted on the matters specified below, with the final voting results as specified. According to the certified list of shareholders, there were 84,951,399 Ordinary Shares of the Company outstanding and entitled to vote at the Meeting. There were present at the Meeting, in person or by proxy, the holders of 77,000,235 Ordinary Shares or 90.64% of the outstanding Ordinary Shares of the Company, constituting a quorum.

1.	The nominees named below were re-elected to the Board of Directors, each for a one-year term, and the results of the vote were as follows:

Nominee	Votes for	Votes against	Abstentions	Broker non-votes
Richard C. Breeden	71,608,671	2,671,457	91,835	2,628,272
Cynthia L. Feldmann	71,572,080	2,623,058	176,825	2,628,272
Dr. Jacqueline B. Kosecoff	70,065,987	4,204,647	101,329	2,628,272
David B. Lewis	72,829,020	1,379,813	163,130	2,628,272
Walter M Rosebrough, Jr.	73,358,621	810,340	203,002	2,628,272
Dr. Nirav R. Shah	74,075,199	125,741	171,023	2,628,272
Dr. Mohsen M. Sohi	71,188,170	3,077,866	105,927	2,628,272
Dr. Richard M. Steeves	71,928,068	2,252,492	191,403	2,628,272

2.	The results of a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2021 were as follows:

Votes for	73,609,583
Votes against	3,324,252
Abstentions	66,400

3.
 The results of a proposal to appoint Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law to hold office until the conclusion of the Company’s next Annual General Meeting were as follows:

Votes for	73,961,863
Votes against	2,977,159
Abstentions	61,213

4.
The results of a proposal to authorize the Directors of the Company or the Audit Committee to determine the remuneration of Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law were as follows:

Votes for	76,765,742
Votes against	179,776
Abstentions	54,717

5.
The results of a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the Company’s proxy statement dated June 12, 2020, were as follows:

Votes for	71,550,687
Votes against	2,713,406
Abstentions	107,870
Broker non-votes	2,628,272

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by STERIS plc on August 3, 2020 announcing financial results for the three month period ended June 30, 2020 and appointment of new Director.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
Name:	J. Adam Zangerle
Title:	Senior Vice President, General Counsel & Company Secretary
Dated: August 3, 2020